RESTATEMENT OF ARTICLES OF INCORPORATION         Sue Ann Gilroy
State Form 42152 (R2/4-95)                       Secretary of State
Approved by State Board of Accounts 1995         302 W. Washington St., Rm. E018
                                                 Indianapolis, IN 46204
                                                 Telephone:  (317) 232-6576

                                                 Indiana Code 23-1-38-7
                                                 FILING FEE IS $30.00


INSTRUCTIONS:  Use 8 1/2" x 11" white paper for inserts.
               Present original and two (2) copies to address in upper right corner of this form.
               Please TYPE or PRINT.
               Upon completion of filing the Secretary of State will issue a receipt.

RESTATEMENT OF
ARTICLES OF INCORPORATION
OF
BIOMET, INC.

The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating the restatement of its Articles of Incorporation, sets forth the following:

ARTICLE 1 - RESTATEMENT

SECTION 1:     The date of incorporation of the Corporation:
               November 30, 1977

SECTION II:    The name of the Corporation following this restatement:
               Biomet, Inc.

SECTION III: The exact text of the Restatement of Articles of Incorporation is attached as "Exhibit A".

ARTICLE II - MANNER OF ADOPTION AND VOTE (Strike inapplicable section)

SECTION 1:     The   restatement  does  not   contain  an  amendment   requiring
[X] shareholder approval and the board of directors adopted the restatement.


     In Witness Whereof, the undersigned being the Senior Vice President, General Counsel and Secretary of said Corporation executes this Restatement of Articles of Incorporation and verifies, subject to penalties of perjury, that the statements contained herein are true, this 30th day of December, 1999.

Signature                                    Printed Name
/s/ Daniel P. Hann                           Daniel P. Hann

EXHIBIT A

RESTATEMENT OF THE

ARTICLES OF INCORPORATION

OF

BIOMET, INC.


ARTICLE I.

Name

The name of the Corporation is Biomet, Inc.

ARTICLE II.

Purposes and Powers

     Section 2.1. Purposes. The purposes for which the Corporation is formed are:

     a. To manufacture and distribute surgical implants and orthopedic support devices.

     b. In general, to transact any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as amended (the "Act").

     Section 2.2. Powers. Subject to any limitation or restriction imposed by law or any provision of these Articles of Incorporation, the Corporation shall have the power:

     a. To do everything necessary, convenient to accomplish the purposes set forth; and

     b. To exercise and enjoy in furtherance of hereinbefore set forth all the rights, privileges and powers granted to the Corporation by these Articles of Incorporation, the Act as now or hereafter amended, and the common law.

ARTICLE III.

Term of Existence

     The Corporation shall have perpetual existence.

ARTICLE IV

Authorized Shares

     Section 4.1. Number. The total number of shares which the Corporation shall have authority to issue is one hundred fifty million five thousand two hundred fifty (150,005,250) shares.

     Section 4.2. Classes. The authorized shares of the Corporation shall be divided into the following classes:

     a. Preferred Shares, consisting of five thousand two hundred fifty (5,250) shares with par value of $100.00 per share (the "Preferred Shares"); and

     b. Common Shares, consisting of one hundred fifty million (150,000,000) shares without par value (the "Common Shares").

     Section 4.3. Relative Rights.

     a. Preferred Shares. The Preferred Shares may be issued in one or more series. The board of directors shall have the authority to determine by resolution the relative rights, preferences, limitations and restrictions of any series of Preferred Shares, prior to the issuance thereof. All shares within each series of Preferred Shares shall have the same rights, preferences, limitations and restrictions.

     b.  Common   Shares.   All  Common  Shares  shall  have  the  same  rights,
preferences, limitations and restrictions.

     Section 4.4. Voting Rights of Shares.

     a. Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

     b. Preferred Shares. Holders of Preferred Shares shall have only such voting rights as may be specified by the board of directors pursuant to Section
4.3 hereof or by the Act.

     Section 4.5. Series A. Preferred Shares. The Series A Preferred Shares of the Corporation shall consist of three thousand (3,000) of the Preferred Shares specified in Section 4.2.a. of the Articles of Incorporation of Biomet, Inc., and shall have the following rights, preferences, limitations and restrictions:
a. Dividends and Distributions.

          (i) Entitlement to Dividends. Subject to the rights of the holders of any shares or any series of Preferred Shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, and in preference to the holders of Common Shares and of any other junior shares, the holders of outstanding Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December, in each year (a "Quarterly Payment Date"), commencing on the first Quarterly Payment Date after the first issuance of a share or fraction of a Series A Preferred Share, in a per share amount (rounded to the nearest cent) equal to the greater of (A) $1,000, or (B) subject to the provision for adjustment hereinafter set forth, 100,000 times the aggregate per share amount of all cash dividends, and 100,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise)), declared on the Common Shares since the immediately preceding Quarterly Payment Date or, with respect to the first Quarterly Payment Date, since the first issuance of any Series A Preferred Share or fraction thereof. In the event the Corporation shall at any time after December 28, 1999 (the "Rights Declaration Date") declare any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after the event and the denominator of which is the number of Common Shares that were outstanding immediately prior to the event.

          (ii) Declaration of Dividends. The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (i) of this paragraph immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Payment Date and the next subsequent Quarterly Payment Date, a dividend of $1,000 per share on the Series A Preferred Shares shall nevertheless be payable on the subsequent Quarterly Payment Date.

          (iii) Accrual of Dividends. Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Payment Date next preceding the date of issue of the shares, unless the date of issue of the shares is prior to the record date for the first Quarterly Payment Date, in which case dividends on the shares shall begin to accrue from the date of issue of the shares, or unless the date of issue is a Quarterly Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Payment Date, in either of which events the shares shall begin to accrue and be cumulative from such Quarterly Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of the dividends at the time accrued and payable on the shares shall be allocated pro rata on a share-by-share basis among all shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     b. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

          (i) Number of Votes. Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying that number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after the event and the denominator of which is the number of Common Shares that were outstanding immediately prior to the event.

          (ii) No Class Voting. Except as otherwise provided herein, in any other Articles of Amendment creating a series of Preferred Shares or any similar shares or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) No Special Voting Rights. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     c. Certain Restrictions.

          (i) Dividends in Arrears. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph a. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

               (A) Declare or pay dividends or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (B) Declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all those shares are then entitled;

               (C) Redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any junior shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

               (D) Redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of those shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) Limitation on Subsidiaries. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph c. purchase or otherwise acquire those shares at such time and in such manner.

     d. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation, or in any Articles of Amendment creating another series of Preferred Shares or any similar shares or as otherwise required by law.

     e. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (A) $100,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to that event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying that amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after the event and the denominator of which is the number of Common Shares that were outstanding immediately prior to the event.

     f. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed in an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after the event and the denominator of which is the number of Common Shares that were outstanding immediately prior to the event.

     g. No Redemption. The Series A Preferred Shares shall not be redeemable.

     h. Rank. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Shares.

     i. Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

     j. Expiration of Rights Agreement. In the event that the Rights Agreement dated as of December 16, 1999 between the Corporation and Lake City Bank is terminated or expires prior to the issuance of any Series A Preferred Shares, all Series A Preferred Shares shall become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation or in any other Articles of Amendment creating a series of Preferred Shares or any similar shares or as otherwise required by law.

ARTICLE V.

Directors

     Section 5.1. Number. The by-laws of the Corporation shall specify from time to time the number of directors of the Corporation. In the absence of a by-law fixing the number of directors, the number shall be nine (9).

     Section 5.2. Classes of Directors. The by-laws of the Corporation may provide that the board of directors shall be divided into classes whose terms of office expire at different times, under terms and conditions consistent with the Act.

ARTICLE VI

Provisions for Regulation of Business and Conduct of Affairs of the Corporation

     Section 6.1. Issuance of Shares. Authorized but unissued shares and treasury shares of the Corporation may be issued or sold from time to time upon such terms and conditions, for such consideration, and to such persons, corporations or other legal entities as the board of directors may determine without authorization or approval of the shareholders. Shares having a par value may be sold at less than their par value.

     Section 6.2. Place of Meetings. Meetings of the shareholders and meetings of the board of directors shall be held at such places, either within or without the State of Indiana, as shall be specified in the respective calls and notices or waivers of notice of such meetings given in accordance with the by-laws.

     Section 6.3. Indemnification of Directors and Officers.

     a. As used in this section:

          (1) "Director" means any person who is or was a director of this Corporation and any person who, while a director of this Corporation, is or was serving at the request of the Corporation as a director, officer, partner), trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

          (2)  "Expenses" include attorneys' fees.

          (3)  "Official capacity" means

               (A) when used with respect to a director, the office of director in the Corporation, and

               (B) when used with respect to a person other than a director, as contemplated in subsection i., the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

          (4) "Party" includes a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

          (5) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     b. The Corporation shall have power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director if

          (1)  he conducted himself in good faith; and

          (2)  he reasonably believed

               (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest, and

               (B) in all other cases, that his conduct was at least not opposed to its best interests; and

          (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the Corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the Corporation. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection b.

     c. A director shall not be indemnified under subsection b. in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

     d. A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection b. shall be indemnified against reasonable expenses incurred by him in connection with the proceeding; and

          (1) a court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, shall have authority to order indemnification in the following circumstances:

               (A) if it determines a director is entitled to reimbursement under clause (1), the court shall order indemnification, in which case the director shall also be entitled to recover the expenses of securing such reimbursement; or

               (B) if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in subsection b. or has been adjudged liable in the circumstances described in subsection c., the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in subsection c. shall be limited to expenses.

          A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

     e. No indemnification under subsection b. shall be made by the Corporation unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection b. Such determination shall be made:

          (1)  by  the  board  of  directors  by a  majority  vote  of a  quorum
               consisting   of  directors   not  at  the  time  parties  to  the
               proceeding; or

          (2) if such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

          (3) by special legal counsel, selected by the board of directors or a committee thereof by vote as set forth in clauses (1) or (2) of this subsection e., or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or

          (4)  by the shareholders.

          Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in clause (3) in the preceding sentence for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this subsection e.

     f. Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding upon receipt by the Corporation of

          (1) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation as authorized in this section, and

          (2) a written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The undertaking required by clause (2) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this subsection f. shall be made in the manner specified in subsection e.

     g. The Corporation shall have the power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

     h. For purposes of this section, the Corporation shall be deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

    i.    (1)  An officer of the Corporation  shall be indemnified as and to the same extent provided in subsection d. for a director and shall be entitled to the same extent as a director to seek indemnification pursuant to the provisions of subsection d.;

          (2) the Corporation shall have the power to indemnify and to advance expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors pursuant to this section; and

          (3) the Corporation, in addition, shall have the power to indemnify and to advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by these Articles of Incorporation, the by-laws, general or specific action of its board of directors, or contract.

     j. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

     k. Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

     l. The provisions of this Section 6.3 shall not limit any other rights of indemnification to which a director may be entitled by law.

     Section 6.4. Powers of Board of Directors. Subject to a limitation or restriction imposed by law or by these Articles of Incorporation, the board of directors may exercise, in furtherance of the purposes of the Corporation, all the powers of the Corporation without authorization or approval of the shareholders.

     Section 6.5. Distributions upon Shares. The board of directors shall have authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of its shares at such times, in such amounts and forms, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may, from time to time, determine, subject to such restrictions, limitations, conditions and requirements as may be imposed by law or by these Articles of Incorporation.

     Section 6.6. Acquisition of Shares. The board of directors shall have authority to authorize and direct the acquisition by the Corporation of its shares at such times, in such amounts, from such persons, for such consideration, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may from time to time determine, subject to such restrictions, conditions, and requirements as may be imposed by law or by these Articles of Incorporation.

     Section 6.7. Executive Committee and Other Committees. The powers and duties conferred or imposed upon the board of directors by law and by these Articles of Incorporation may be exercised or performed by an executive committee or by one or more such other committees as may from time to time be designated in a manner and to the extent specified in the by-laws.

     Section 6.8. Voting Requirements. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding Common Shares entitled to vote shall be required:

     a. To amend, alter, change or repeal any provision of these Articles of Incorporation, except that an amendment to Section 4.1 or Section 4.2 shall be adopted for the purpose of increasing the number of authorized shares of the Corporation upon receipt of the affirmative vote of not less than a majority of the outstanding Common Shares entitled to vote.

     b. To authorize a "special corporate transaction" as defined in the Indiana General Corporation Act (IC 23-1-6-1).

     c. To approve any merger or consolidation pursuant to the Act to which the Corporation is a party.